UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2024
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNZA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	LNZAW	The Nasdaq Stock Market LLC

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement.
LanzaTech Global, Inc., a Delaware corporation (“LanzaTech” or the “Company”), is party to that certain Forward Purchase Agreement, dated February 3, 2023 (the “Forward Purchase Agreement”) with ACM ARRT H LLC (“ACM”); pursuant to an Assignment and Novation Agreement, dated as of February 3, 2023 (the “Novation Agreement”), ACM novated a portion of its rights and obligations under the Forward Purchase Agreement to Vellar Opportunity Fund SPV LLC – Series 10 (“Vellar” and together with ACM, the “Purchasers”). Pursuant to the Forward Purchase Agreement, the Purchasers obtained 5,916,514 shares of the Company’s common stock on the open market (the “Recycled Shares”) for $10.1574 per share, and such purchase price of approximately $60,096,399 was funded by the use of trust account proceeds of AMCI Acquisition Corp. II (“AMCI” and the predecessor to the Company) as a partial prepayment for the settlement of the Forward Purchase Agreement, to occur 3 years from the date of AMCI’s and the Company’s business combination (as such date is described in the Forward Purchase Agreement, the “Maturity Date”). As previously disclosed, the Maturity Date may be accelerated, at the Purchasers’ discretion, if, among other things, the Company’s volume-weighted average share price is below $3.00 per share for any 50 trading days during a 60-day consecutive trading-day period (a “VWAP Trigger Event”).
On July 24, 2024, LanzaTech filed suit against Vellar in the Supreme Court of the State of New York, Commercial Division, alleging breach of the Forward Purchase Agreement, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. The claims primarily relate to Vellar’s sale of Recycled Shares, which pursuant to the terms of the Forward Purchase Agreement are required to be held in a bankruptcy remote special purpose vehicle for the benefit of the Company unless the sale is noticed to the Company as part of an optional early termination, which Vellar has not done. In the event of a sale of Recycled Shares subject to an optional early termination, the Company is entitled to receive $10.1574 for each share sold.
On July 22, 2024, Vellar notified the Company of a VWAP Trigger Event occurring on July 1, 2024 (the “VWAP Notice”), purporting to accelerate the Maturity Date of its portion of the Recycled Shares (i.e., 2,990,000 common shares) to July 22, 2024. The VWAP Notice states, among other things, that Vellar is entitled to the maturity consideration of $7,500,000 (which under the Forward Purchase Agreement is payable at the Company’s option in cash or shares of common stock valued at the average daily VWAP Price (as defined in the Forward Purchase Agreement) over 30 scheduled trading days ending on the accelerated Maturity Date of July 22, 2024 of $1.91 per share) and a share consideration of $2,539,350 (which under the Forward Purchase Agreement is payable in cash), each due and payable on July 24, 2024. On July 25, 2024 the Company received a notice from Vellar pursuant to the Forward Purchase Agreement, stating that the Company is in default of its payment obligations.
LanzaTech believes that the VWAP Notice is not valid and, accordingly, that no payments are owed to Vellar in connection with the purported acceleration of the Maturity Date. The Company intends to vigorously pursue its claims against Vellar.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 26, 2024

LANZATECH GLOBAL, INC.

By:	/s/ Joseph Blasko
Name:	Joseph Blasko
Title:	General Counsel and Corporate Secretary
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